Exhibit 10.96

October 23, 2020

Yash Thukral
16911 San Fernando Mission Boulevard, Suite #183

Granada Hills, CA 91344

Re: Equity Purchase Agreement Amendment

Dear Yash:

Reference is made to that certain Equity Purchase Agreement, by and between White Lion Capital, LLC (“White Lion”) and RespireRx Pharmaceuticals Inc. (“RSPI”), dated July 28, 2020, as amended by that certain Letter Agreement, dated October 21, 2020, by and between RSPI and White Lion (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 10.14 of the Purchase Agreement, RSPI and White Lion hereby agree to amend the Purchase Agreement as follows:

1.	Section 2.2(d) of the Purchase Agreement is deleted in its entirety and replaced by the following:

“(d) CLOSING. The Closing of a Purchase Notice shall occur on the Trading Day that is five (5) Trading Days after the Clearing Date, whereby the Company and the Investor shall execute on or before 2:30 p.m. New York time on the Closing Date, joint instructions to disburse by wire transfer of immediately available funds from the Escrow Account (i) escrow expenses and wire transfer fees to an account designated by the escrow agent associated with the Escrow Account, (ii) the Investment Amount (minus Clearing Costs, escrow expenses, and wire transfer fees) to an account designated by the Company, and (iii) any remaining amount to an account designated by the Investor. The Company shall thereafter deliver the executed joint instructions to the escrow agent associated with the Escrow Account.”

Except as expressly provided in this letter, all terms and provisions of the Purchase Agreement are and will remain in full force and effect and are hereby ratified and confirmed.

If this accurately reflects our mutual understanding, please kindly confirm by executing this letter in the space provided below and returning to the undersigned.

[Signatures follow]

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

Sincerely,

RESPIRERX PHARMACEUTICALS INC.

		By:	/s/ Jeff E. Margolis
		Name:	Jeff E. Margolis
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Accepted and agreed to by:

WHITE LION CAPITAL LLC

By:	/s/ Yash Thukral
Name:	Yash Thukral
Title:	Manager

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452